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                                                                   EXHIBIT 10.10


                           HANOVER COMPRESSOR COMPANY
                        1996 EMPLOYEE STOCK OPTION PLAN

                                   ARTICLE I

                                    The Plan

         1.1 Name. This plan shall be known as the "Hanover Compressor Company 1996 Employee Stock Option Plan" (the "Plan").

         1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of Hanover Compressor Company, a Delaware corporation (the "Company"), by permitting the Company to grant to certain employees options to purchase Common Stock of the Company (the "Options"). The Company intends that Options granted pursuant to the Plan will be nonstatutory options and will not be classified as "incentive stock options" within the meaning of Section 422 of the Code.

         1.3 Effective Date. The Plan shall become effective upon the Effective Date.

         1.4 Eligibility to Participate. Only employees who purchase Common Stock in the Offering shall be eligible to participate in the Plan. The Committee may grant Options to eligible employee in accordance with this Plan and such determinations as the Committee in its sole discretion shall make.

         1.5 Shares Subject to the Plan. The shares available for issuance upon exercise of Options granted under the Plan shall be shares of Common Stock (the "Plan Shares").

         1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 4.2, and subject to any
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additional restrictions elsewhere in the Plan, the maximum number of Plan
Shares that may be issued and sold hereunder shall be equal to one-third of the total shares of Common Stock purchased by Optionees in the Offering.

         1.7 Options Granted Under Plan. Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         1.8 Conditions Precedent. The Company shall not issue or deliver any Option Agreement or any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                 (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, if any, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                 (b) The completion of any registration or other qualification or exemption of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

                 (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the





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         Committee shall in its sole discretion determine to be necessary or advisable.

         1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the maximum number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the non-issuance of Plan Shares to the extent requisite authority shall not have been obtained.

         1.10    Tax Withholding.

                 (a) Condition Precedent. The issuance, delivery, exercise or vesting of any Options under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery, exercise or vesting of the Options, then the issuance, delivery, exercise or vesting of the Options shall not be effective unless the





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         withholding shall have been effected or obtained in a manner acceptable to the Committee.

                 (b) Manner of Satisfying Withholding Obligation. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, subject to Section 1.10(c), such individual may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the Plan Shares acquired upon the exercise of the Option and having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned and having a Fair Market Value on the Tax Date equal to the amount required to be withheld.
         The amount to be withheld shall be the minimum amount that is required to be withheld under applicable federal and state income tax laws; provided, however, in the event a request is made by the Optionee, the amount to be withheld shall be the approximate amount of federal and state income taxes that will be incurred by such Optionee with respect to such issuance, delivery, exercise or vesting of Options under the Plan.

                 (c) Special Rules for Use of Stock. An election to have Plan Shares or other shares of Common Stock withheld or delivered out of already-owned Common Stock for this purpose





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         (i) must be made prior to the Tax Date, and (ii) must be irrevocable.

                                   ARTICLE II

                                 Administration

3        Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine to whom and the time or times at which Options may be granted and the number of Plan Shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Option Agreement, including but not limited to provisions related to vesting and exercisability, and to make all other determinations necessary or advisable in the administration of the Plan.

         3.1 Appointment of Committee. The Committee shall be appointed by the Board and shall consist of one or more members of the Board, provided that in lieu of such appointment, the Board may act as the Committee.

         3.2 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute





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the action of the Committee.  Meetings of the Committee may take place by telephone conference call.

         3.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Optionees, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                  ARTICLE III

                                 Stock Options

4        Option Terms and Conditions.  The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

         4.1 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan or the Option Agreement.

         4.2 Purchase Price and Number of Plan Shares. The purchase price for Plan Shares acquired pursuant to the exercise, in whole





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or in part, of any Option shall be $1,800 per share, subject to adjustment pursuant to Section 4.2. The number of Plan Shares which an Optionee shall be granted an Option to purchase hereunder shall be limited to one-third of a Plan Share for each share of Common Stock purchased by the Optionee in the Offering.

         4.3 Vesting. An Option may not be exercised until it has become vested. Unless the Option Agreement provides for a different vesting schedule, an Optionee will vest in his Options depending upon the period that has elapsed since the Effective Date according to the following schedule:

                 Number of Years
                 Since Effective Date              Vested Percentage
                 --------------------              -----------------
                 Fewer than one                               0%
                 One but fewer than two                      20%
                 Two but fewer than three                    40%
                 Three but fewer than four                   60%
                 Four but fewer than five                    80%
                 Five or more                               100%

         If an Optionee terminates employment with the Company prior to becoming fully vested, he will forfeit the non-vested portion of his Option. Notwithstanding the foregoing vesting schedule or any schedule contained in the Optionee's Option Agreement, if (a) the Optionee's employment is terminated because of death or Permanent Disability, or (b) upon occurrence of a Capital Event, then the Optionee shall be 100% fully vested in his Option.

         4.4 Restriction on Exercise. An Option may not be exercised during any period in which an Optionee is in default under the terms of any loan or other obligation that such Optionee may have with the Company. Upon cure of such default, the restrictions of





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this Section 3.5 will lapse and the Option shall be exercisable to the extent vested and otherwise exercisable under the terms of the Plan and the Option Agreement.

         4.5 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the awards made pursuant hereto, and such other matters as the Committee deems appropriate. Each Option Agreement shall specify the number of Options granted to an Optionee and any restrictions on exercise as the Committee deems appropriate.

         4.6     Exercise of Options.

                 (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted.

                 (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased upon the exercise of an Option shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may





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         determine, including without limitation the right to repay the note partially or wholly with Common Stock, or (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

         4.7 Non-Competition and Confidential Information. Each Optionee receiving Options pursuant to this Article shall be subject to the restriction that, during the term of the Option Agreement and for a period of one year thereafter, he or she (i) will not compete with any business of the Company or its subsidiaries or affiliates and (ii) will not disclose to persons outside the Company confidential information concerning the Company or its subsidiaries or affiliates without the Company's express written consent.

         4.8 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 3.7.





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         4.9       Compliance with Securities Laws.  Plan Shares shall not be issued with respect to any Option unless the exercise of the Option and the issuance and delivery of the Plan Shares shall comply with all applicable provisions of state and federal law (including without limitation (a) the Securities Act, the Exchange Act, Rule 16b-3, and the rules and regulations promulgated thereunder, and (b) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

         4.10 Employment of Optionee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of such employment.





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         4.11      Option Rights Upon Termination of Employment.  If an
Optionee ceases to be employed by the Company or any subsidiary or affiliate for any reason other than for death, Permanent Disability or for Cause, his Option shall be exercisable (to the extent vested and exercisable on the date of termination of employment) at any time within 30 days after the date of termination of employment unless by its terms the Option expires sooner or the Committee agrees, in its sole discretion, to extend the term of such Option.

         4.12 Termination of Employment for Cause. If an Optionee that is an employee ceases to be employed by the Company or any subsidiary or affiliate of the Company because the Optionee's employment is terminated for Cause, the Option shall automatically expire, and notwithstanding the provisions of
Section 3.4, the Optionee shall forfeit any previously vested Option.

         4.13 Option Rights Upon Permanent Disability of Optionee. Except as provided in Section 3.5 and unless either the Option or the Option Agreement pursuant to which it was issued otherwise provides, an Option shall become fully exercisable on the date of the Optionee's termination of employment as a result of his or her Permanent Disability and shall expire 30 days thereafter unless by its terms it expires sooner.

         4.14      Option Rights Upon Death of Optionee.  Except as provided in
Section 3.5 and unless either the Option or the Option Agreement pursuant to which it was issued otherwise provides, an Option shall become fully exercisable on the date of the Optionee's death and shall expire 30 days thereafter unless by its terms it





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expires sooner.  Following the death of an Optionee, an Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributee to whom the Optionee's rights under such Option shall pass by will or by the laws of descent and distribution.

         4.15 Options Not Transferable and Subject to Certain Restrictions. Options may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. Plan Shares issued or issuable upon exercise of any Option shall be subject to redemption pursuant to the terms of the Stockholders' Agreement and any other similar agreement to which an Optionee is subject regarding purchase or redemptive rights.

                                   ARTICLE IV

                     Termination, Amendment, and Adjustment

         4.1 Termination and Amendment. The Plan shall terminate 10 years after the Effective Date, and no Options shall be granted under the Plan after such date. The Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option hereunder, alter or impair any of that such individual's





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rights or obligations under any Option granted under the Plan prior to such amendment, suspension, or termination.

         4.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan; provided, however that no adjustment shall be made upon any conversion of preferred stock to Common Stock. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of the forgoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE V

                                 Miscellaneous

         5.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other





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compensation plans in effect for the Company, nor shall the Plan preclude the
Company from establishing any other forms of incentive or other compensation plans.

         5.2 Plans Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         5.3 Plan Shares Not Outstanding. Prior to issuance upon exercise of an Option, Plan Shares are not deemed to be outstanding for any purpose unless and then only to the extent otherwise specifically provided, and Participants shall have no voting, preemptive or other shareholder rights with respect to such Plan Shares.

         5.4 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

         5.5 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

         5.6 Governing Law. The construction and operation of the Plan are governed by the laws of the State of Delaware.

                                   ARTICLE VI

                                  Definitions

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         6.1     "Board" means the Board of Directors of the Company.





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         6.2     "Capital Event" means the first to occur of:

                 (a) the date that GKH sells or otherwise transfer more than 50% of its Common Stock interest in the Company;

                 (b) the date all or substantially all the assets or property of the Company are sold or otherwise transferred to an unrelated third-party;

                 (c) the effective date of a merger or consolidation, under which the Company is not the surviving entity or the surviving entity is not controlled by GKH;

                 (d)      the dissolution or liquidation of the Company; or

                 (e) the effective date (as declared by the Securities and Exchange Commission) the Common Stock is registered in a public offering and listed on a nationally recognized stock exchange or national inter-dealer quotation system.

The Company shall notify each Optionee at least 10 days prior to a contemplated Capital Event.

         6.3 "Cause" means a termination of an Optionee's employment by the Company due to (i) the commission by such Optionee of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company), (ii) a conviction of such Optionee (or a plea of nolo contendere in lieu thereof) for a felony or a crime involving fraud, dishonesty or moral turpitude, (iii) willful misconduct as an employee of the Company,
(iv) the willful failure of such Optionee to render services to the Company in accordance with his employment, which failure amounts to a





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material neglect of his duties to the Company or (v) substantial dependence, as determined by the Board, on alcohol or any drug, immediate precursor or other substance listed in Schedule I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended.

         6.4     "Code" means the Internal Revenue Code of 1986, as amended.

         6.5     "Committee" means the Committee appointed in accordance with
Section 2.2.

         6.6 "Common Stock" means the Common Stock, $0.001 par value per share of the Company.

         6.7 "Company" means Hanover Compressor Company, a Delaware corporation.

         6.8     "Effective Date" means April 25, 1996.

         6.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         6.10 "Fair Market Value" means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided, however, that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value as shall be determined by the Committee on the basis of the average reported sales price for the Common Stock for the ten days preceding the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be.





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         6.11    "GKH" shall mean the collective reference to (i) GKH
Investments, L.P., a Delaware limited partnership ("Investments"), (ii) GKH Partners, L.P., a Delaware limited partnership ("Partners") and (iii) the respective affiliates of Investments and Partners.

         6.12 "Offering" means the offering of Common Stock made to certain employees of the Company pursuant to that certain Confidential Offering Memorandum dated March 21, 1996.

         6.13      "Option" means an option granted pursuant to Article III.

         6.14 "Optionee" means an employee of the Company to whom an Option has been granted hereunder.

         6.15 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

         6.16 "Permanent Disability" means the inability of the Optionee to perform substantially all his duties and responsibilities to the Company for either (i) a continuous period of six months or (ii) 180 days during any consecutive twelve month period by reason of a physical or mental disability or infirmity which is expected to be permanent and continuous for life as determined by a physician selected by the Board. The date of such Permanent Disability shall be (a) in the case of clause (i) above, the last day of such six month period or, if later, the day on which the Optionee submits satisfactory medical evidence of such Permanent Disability or (b) in the case of clause (ii) above, such date as is determined in good faith by the Board.





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         6.17      "Plan Shares" means shares of Common Stock issuable pursuant to the Plan (including, but not limited to, shares of Common Stock issued or issuable upon exercise of Options granted pursuant to the Plan).

         6.18 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

         6.19 "Securities Act" means the Securities Act of 1933, as amended.

         6.20 "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement dated as of August 7, 1995, and any stockholders' agreement entered into by an Optionee as a condition to purchasing shares of Common Stock in an Offering and, thus, allowing such Optionee to become eligible for Options under this Plan.





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